EXHIBIT 21


Name of Entity                      Jurisdiction of Organization    Ownership Interest
--------------------------------------------------------------------------------------
Eagle Bancorp, Inc. - Registrant               Maryland
    EagleBank                                  Maryland                    100%
    Bethesda Leasing LLC                       Maryland                    100%